AMENDED AND RESTATED

PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

          AMENDED AND RESTATED PATENT COLLATERAL SECURITY AND PLEDGE AGREEMENT dated as of February 27, 2002, between WELLS-CTI INC., an Indiana corporation with having its principal place of business at 2102 West Quail Avenue, Suite 2, Phoenix, Arizona, 85027 (the "Assignor"), and Fleet National Bank, a national banking association organized under the laws of the United States having an office at One Hundred Federal Street, Boston, Massachusetts 02110, as agent (hereinafter, in such capacity, the "Agent") for itself and other banking institutions (hereinafter, collectively, the "Lenders") which are, or may in the future become, parties to an Amended and Restated Loan Agreement dated as of the date hereof (as amended and in effect from time to time, the "Loan Agreement"), among the Assignor, the Lenders and the Agent.

          WHEREAS, pursuant to the terms of that certain Loan Agreement, dated December 26, 1997 (the "Prior Loan Agreement"), among PCD INC., a Massachusetts corporation having its principal place of business at 2 Technology Drive, Centennial Park, Peabody, Massachusetts 01960-7977, (the "Borrower"), the Agent and certain financial institutions which are party thereto (the "Original Lenders"), the Original Lenders agreed to make certain loans to the Borrower. To secure the Borrower's obligations under the Prior Loan Agreement, the Borrower executed and delivered to the Agent, for the benefit of the Agent and the Lenders, a Conditional Trademark Collateral Assignment, dated December 26, 1997 (the "Prior Trademark Agreement"), pursuant to which the Borrower collaterally assigned and granted to the Agent all of the Borrower's right, title and interest in, to and under certain Trademarks, as defined therein;

          WHEREAS, the Assignor has guaranteed the Obligations of the Borrower under the Loan Agreement pursuant to that certain guaranty dated December 26, 1997 and reaffirmed on July 31, 1998;

          WHEREAS, the Assignor has requested that the Agent and the Original Lenders amend and restate the Prior Loan Agreement by entering into the Loan Agreement;

          WHEREAS, subject to certain terms and conditions, the Lenders and the Agent have agreed to enter into the Loan Agreement;

          WHEREAS, it is a condition precedent to the amendment and restatement of the Prior Loan Agreement on the terms set forth in the Loan Agreement that the Assignor amend and restate the Prior Patent Agreement;

          WHEREAS, the Assignor has executed and delivered to the Agent, for the benefit of the Lenders and the Agent, the Amended and Restated Security Agreement (the "Security Agreement") dated as of the date hereof, pursuant to which the Assignor has granted to the Agent, for the benefit of the Lenders and the Agent, a security interest in certain of the Assignor's personal property and fixture assets, including without limitation the patents and patent applications listed on Schedule A attached hereto, all to secure the payment and performance of the Obligations (as defined in the Loan Agreement); and

          WHEREAS, this Patent Agreement is supplemental to the provisions contained in the Security Agreement;

          NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that, effective as of the Effective Date (as defined in the Loan Agreement) the Prior Patent Agreement shall be amended and restated as set forth herein:

1.  DEFINITIONS.

          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Loan Agreement and the Security Agreement. In addition, the following terms shall have the meanings set forth in this Sec.1 or elsewhere in this Patent Agreement referred to below:

          Patent Agreement. This Patent Collateral Assignment and Security Agreement, as amended and in effect from time to time.

          Patent Collateral. All of the Assignor's right, title and interest in and to all of the Patents, the Patent License Rights, and all other Patent Rights, and all additions, improvements, and accessions to, all substitutions for and replacements of, and all products and Proceeds (including insurance proceeds) of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interests, assets or property.

          Patent License Rights. Any and all past, present or future rights and interests of the Assignor pursuant to any and all past, present and future licensing agreements in favor of the Assignor, or to which the Assignor is a party, pertaining to any Patents, or Patent Rights, owned or used by third parties in the past, present or future, including the right in the name of the Assignor or the Agent to enforce, and sue and recover for, any past, present or future breach or violation of any such agreement.

          Patent Rights. Any and all past, present or future rights in, to and associated with the Patents throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including but not limited to the following: all such rights arising out of or associated with the Patents; the right (but not the obligation) to register claims under any federal, state or foreign patent law or regulation; the right (but not the obligation) to sue or bring opposition or bring cancellation proceedings in the name of the Assignor or the Agent for any and all past, present and future infringements of or any other damages or injury to the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; and the Patent License Rights.

          Patents. All patents and patent applications, whether United States or foreign, that are owned by the Assignor or in which the Assignor has any right, title or interest, now or in the future, including but not limited to:

(a) the patents and patent applications listed on Schedule A hereto (as the same may be amended pursuant hereto from time to time);

(b) all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country;

(c) all re-issues, continuations, divisions, continuations-in-part, renewals or extensions thereof;

(d) the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein; and

(e) the right (but not the obligation) to make and prosecute applications for such Patents.

          Proceeds. Any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes all or any part of the Patent Collateral, any value received as a consequence of the ownership, possession, use or practice of any Patent Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes all or any part of the Patent Collateral.

          PTO. The United States Patent and Trademark Office.

2.  GRANT OF SECURITY INTEREST.

          To secure the payment and performance in full of all of the Obligations, the Assignor hereby grants, assigns, transfers and conveys to the Agent, for the benefit of the Lenders and the Agent, BY WAY OF COLLATERAL SECURITY, all of the Patent Collateral. NEITHER THE AGENT NOR ANY OF THE LENDERS ASSUMES ANY LIABILITY ARISING IN ANY WAY BY REASON OF ITS HOLDING SUCH COLLATERAL SECURITY.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

     The Assignor represents, warrants and covenants that: (i) Schedule A attached hereto sets forth a true and complete list of all the patents, rights to patents and patent applications now owned, licensed, controlled or used by the Assignor; (ii) the issued Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the issued Patents; (iii) to the best of the Assignor's knowledge, each of the issued Patents is valid and enforceable; (iv) to the best of the Assignor's knowledge, there is no infringement by others of the issued Patents or Patent Rights; (v) no claim has been made that the use of any of the Patents does or may violate the rights of any third person, and to the best of the Assignor's knowledge there is no infringement by the Assignor of the patent rights of others; (vi) the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents (other than ownership and other rights reserved by third party owners with respect to Patents which the Assignor is licensed to practice or use), free and clear of any liens, charges, encumbrances and adverse claims, including without limitation pledges, assignments, licenses, shop rights and covenants by the Assignor not to sue third persons, other than the security agreement and mortgage created by the Security Agreement and this Patent Agreement; (vii) the Assignor has the unqualified right to enter into this Patent Agreement and perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents, consultants, licensors and licensees which will enable it to comply with the covenants herein contained; (viii) this Patent Agreement, together with the Security Agreement, will create in favor of the Agent, for the benefit of the Lenders, a valid and perfected first priority security interest in the Patent Collateral upon making the filings referred to in clause (ix) of this Sec.3; and (ix) except for the filing of financing statements with Secretary of State for the Commonwealth of Massachusetts under the Uniform Commercial Code and the filing of this Patent Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by the Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Patent Agreement by the Assignor, or (2) for the perfection of or the exercise by the Agent of any of its rights and remedies hereunder.

4.  NO TRANSFER OR INCONSISTENT AGREEMENTS.

     Without the Agent's prior written consent, the Assignor will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Patent Collateral, or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignor's obligations under this Patent Agreement or the Security Agreement.

5.  AFTER-ACQUIRED PATENTS, ETC.

          5.1.  After-acquired Patents.  If, before the Obligations shall have been finally paid and satisfied in full, the Assignor shall obtain any right, title or interest in or to any other or new patents, patent applications or patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any of the Patent Collateral or any improvement on any of the Patent Collateral, the provisions of this Patent Agreement shall automatically apply thereto and the Assignor shall promptly give to the Agent notice thereof in writing and execute and deliver to the Agent such documents or instruments as the Agent may reasonably request further to transfer title thereto to the Agent, for the benefit of the Lenders and the Agent.

          5.2.  Amendment to Schedule.  The Assignor authorizes the Agent to modify this Patent Agreement, without the necessity of the Assignor's further approval or signature, by amending Schedule A hereto to include any future or other Patents or Patent Rights under Sec.2 or Sec.5 hereof.

6.  PATENT PROSECUTION.

          6.1.  Assignor Responsible.  The Assignor shall assume full and complete responsibility for the prosecution, grant, enforcement or any other necessary or desirable actions in connection with the Patent Collateral, and shall hold the Agent and the Lenders harmless from any and all costs, damages, liabilities and expenses which may be incurred by the Agent or any of the Lenders in connection with the Agent's title to any of the Patent Collateral or any other action or failure to act in connection with this Patent Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignor shall retain patent counsel reasonably acceptable to the Agent.

          6.2.  Assignor's Duties, etc.  The Assignor shall have the duty, through patent counsel acceptable to the Agent, to prosecute diligently any patent applications of the Patents pending as of the date of this Patent Agreement or thereafter, to preserve and maintain all rights in the Patents, including without limitation the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Patents. Any expenses incurred in connection with such applications and actions shall be borne by the Assignor. The Assignor shall not abandon any filed patent application, or any pending patent application or patent, without the consent of the Agent, which consent shall not be unreasonably withheld. The Agent hereby appoints the Assignor as its agent for all matters referred to in the foregoing provisions of this Sec.6 and agrees to execute any documents necessary to confirm such appointment. Upon the occurrence and during the continuance of an Event of Default, the Agent may terminate such agency by providing written notice of termination to the Assignor.

          6.3.  Assignor's Enforcement Rights.  The Assignor shall have the right, with the consent of the Agent which shall not be unreasonably withheld, to bring suit or other action in the Assignor's own name to enforce the Patents and the Patent Rights. The Agent shall be required to join in such suit or action as may be necessary to assure the Assignor's ability to bring and maintain any such suit or action in any proper forum so long as the Agent is completely satisfied that such joinder will not subject the Agent or any of the Lenders to any risk of liability. The Assignor shall promptly, upon demand, reimburse and indemnify the Agent and the Lenders for all damages, costs and expenses, including legal fees, incurred by the Agent and any of the Lenders pursuant to this Sec.6.

          6.4.  Protection of Patents, etc.  In general, the Assignor shall take any and all such reasonable actions (including but not limited to institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Patent Collateral. The Assignor shall not take or fail to take any reasonable action, nor permit any action to be taken or not taken by others under its control, which would affect the validity, grant or enforcement of any of the Patent Collateral.

          6.5.  Notification by Assignor.  Promptly upon obtaining knowledge thereof, the Assignor will notify the Agent in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Patents or the Assignor's rights, title or interests in and to any of the Patent Collateral, and of any event which does or reasonably could materially adversely affect the value of any of the Patent Collateral, the ability of the Assignor or the Agent to dispose of any of the Patent Collateral or the rights and remedies of the Agent and the Lenders in relation thereto (including but not limited to the levy of any legal process against any of the Patent Collateral).

7.  LICENSE BACK TO ASSIGNOR.

          Unless and until there shall have occurred and be continuing an Event of Default and the Agent has notified the Assignor that the license granted hereunder is terminated, the Agent hereby grants to the Assignor the sole and exclusive, nontransferable, royalty-free, worldwide right and license under the Patents to make, have made for it, use, sell and otherwise practice the inventions disclosed and claimed in the Patents for the Assignor's own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Agent, for the benefit of the Lenders and the Agent, by the Assignor hereby. The Assignor agrees not to sell, assign, transfer, encumber or sublicense its interest in the license granted to the Assignor in this Sec.7, without the prior written consent of the Agent. Any such sublicenses granted on or after the date hereof shall be terminable by the Agent upon termination of the Assignor's license hereunder.

8.  REMEDIES.

          If any Event of Default shall have occurred and be continuing, then at the discretion of the Agent, or upon instructions by the Majority Lenders to the Agent, and upon notice by the Agent to the Assignor: (i) the Assignor's license with respect to the Patents as set forth in Sec.7 shall terminate; (ii) the Assignor shall immediately cease and desist from the practice, manufacture, use and sale of the inventions claimed, disclosed or covered by the Patents; and (iii) the Agent shall have, in addition to all other rights and remedies given it by this Patent Agreement, the Loan Agreement, the Security Agreement, and the other Loan Documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts and, without limiting the generality of the foregoing, the Agent may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, and without advertisement, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Patent Collateral, or any interest which the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Patent Collateral all expenses (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in the Security Agreement. Notice of any sale, license or other disposition of any of the Patent Collateral shall be given to the Assignor at least five (5) days before the time that any intended public sale or other disposition of such Patent Collateral is to be made or after which any private sale or other disposition of such Patent Collateral may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Agent may, to the extent permitted under applicable law, purchase or license the whole or any part of the Patent Collateral or interests therein sold, licensed or otherwise disposed of.

9.  COLLATERAL PROTECTION.

          If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, the Agent, in its own name or that of the Assignor (in the sole discretion of the Agent), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse the Agent for any cost or expense incurred by the Agent in so doing.

10.  POWER OF ATTORNEY.

          If any Event of Default shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint the Agent (and any officer or agent of the Agent as the Agent may select in its exclusive discretion) as the Assignor's true and lawful attorney-in-fact, with the power to endorse the Assignor's name on all applications, documents, papers and instruments necessary for the Agent to use any of the Patent Collateral, to practice, make, use or sell the inventions disclosed or claimed in any of the Patent Collateral, to grant or issue any exclusive or nonexclusive license of any of the Patent Collateral to any third person, or necessary for the Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Patent Collateral or any part thereof or interest therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts which the Assignor is obligated to execute and do hereunder. The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Agent from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Agent under this power of attorney (except for the Agent's gross negligence or willful misconduct). This power of attorney shall be irrevocable for the duration of this Patent Agreement.

11.  FURTHER ASSURANCES.

          The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Agent may reasonably request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Patent Agreement, or to assure and confirm to the Agent the grant, perfection and priority of the Agent's security interest in any of the Patent Collateral.

12.  TERMINATION.

          At such time as all of the Obligations have been finally paid and satisfied in full, this Patent Agreement shall terminate and the Agent shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignor the entire right, title and interest to the Patent Collateral previously granted, assigned, transferred and conveyed to the Agent and the Lenders by the Assignor pursuant to this Patent Agreement, as fully as if this Patent Agreement had not been made, subject to any disposition of all or any part thereof which may have been made by the Agent and the Lenders pursuant hereto or the Security Agreement.

13.  COURSE OF DEALING.

          No course of dealing among the Assignor, the Lenders and the Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Agent or any of the Lenders, any right, power or privilege hereunder or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.  EXPENSES.

          Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Agent in connection with the preparation of this Patent Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving any of the Patent Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Patent Collateral, shall be borne and paid by the Assignor.

15.  OVERDUE AMOUNTS.

          Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Patent Collateral and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

16.  NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER THE AGENT NOR ANY LENDER ASSUMES ANY LIABILITIES OF THE ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR'S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PATENT COLLATERAL OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE ASSIGNOR, AND THE ASSIGNOR SHALL INDEMNIFY THE AGENT AND THE LENDERS FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE AGENT OR ANY LENDER WITH RESPECT TO SUCH LIABILITIES.

17.  RIGHTS AND REMEDIES CUMULATIVE.

          All of the Agent's and the Lenders' rights and remedies with respect to the Patent Collateral, whether established hereby or by the Security Agreement or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. This Patent Agreement is supplemental to the Security Agreement, and nothing contained herein shall in any way derogate from any of the rights or remedies of the Agent and the Lenders contained therein. Nothing contained in this Patent Agreement shall be deemed to extend the time of attachment or perfection of or otherwise impair the security interest in any of the Patent Collateral granted to the Agent for the benefit of the Lenders and the Agent under the Security Agreement.

18.  NOTICES.

          All notices and other communications made or required to be given pursuant to this Patent Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a) if to the Assignor, at WELLS-CTI INC2102 West Quail Avenue, Suite 2, Phoenix, Arizona, 85027, Attention: John L. Dwight, Jr., Chairman of the Board, Telecopy: (978) 532-6800, or at such other address for notice as the Assignor shall last have furnished in writing to the person giving the notice, with a copy to Hill & Barlow, One International Place, Boston, Massachusetts 02110-2607, Attention: Thomas Chase, Esq., Telecopy: (617) 428-3500; and

(b) if to the Agent, at Fleet National Bank, 100 Federal Street, Mail Stop: MADE10006A, Boston, Massachusetts, 02110, Attention: Corinne Barrett, Telecopy: (617) 434-4775, or at such other address for notice as the Agent shall last have furnished in writing to the person giving the notice, with a copy to Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, 02110, Attention: Jonathan K. Bernstein, Esq., Telecopy: (617) 951-8736.

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (iii) if sent by telegraph, telecopy, or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

19.  AMENDMENT AND WAIVER.

          This Patent Agreement is subject to modification only by a writing signed by the Agent (with the consent of the Majority Lenders) and the Assignor, except as provided in Sec.5.2. The Agent shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Agent and the Majority Lenders. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

20.  GOVERNING LAW; CONSENT TO JURISDICTION.

          THIS PATENT AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Assignor agrees that any suit for the enforcement of this Patent Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail at the address specified in Sec.18. The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

21.  WAIVER OF JURY TRIAL.

          THE ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PATENT AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignor (i) certifies that neither the Agent or any Lender nor any representative, agent or attorney of the Agent or any Lender has represented, expressly or otherwise, that the Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into the Loan Agreement and the other Loan Documents to which the Agent or any Lender is a party, the Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this Sec.21.

22.  MISCELLANEOUS.

          The headings of each section of this Patent Agreement are for convenience only and shall not define or limit the provisions thereof. This Patent Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its respective successors and assigns, and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. In the event of any irreconcilable conflict between the provisions of this Patent Agreement and the Loan Agreement, or between this Patent Agreement and the Security Agreement, the provisions of the Loan Agreement or the Security Agreement, as the case may be, shall control. If any term of this Patent Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Patent Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignor acknowledges receipt of a copy of this Patent Agreement.

          IN WITNESS WHEREOF, this Patent Agreement has been executed as of the day and year first above written.

WELLS-CTI INC.

By:  /s/ John L. Dwight
Name: John L. Dwight
Title: Chairman

                 FLEET NATIONAL BANK, as Agent

                 By: /s/ Corinne M. Barrett
                 Name: Corinne M. Barrett
                 Title: Senior Vice President

CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS )

) ss.

COUNTY OF  MIDDLESEX)

          Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 27th day of February, 2002, personally appeared John L. Dwight to me known personally, and who, being by me duly sworn, deposes and says that he is the Chairman of WELLS-CTI INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said John L. Dwight acknowledged said instrument to be the free act and deed of said corporation.

                                                                                                    /s/ Shari Rutkowski
                                                                                                    Shari Rutkowski
                                                                                                    Notary Public

                                                                                                    My commission expires:  12/29/06

SCHEDULE A

PENDING AND ISSUED PATENTS

Our Ref.	Country	Title	App. Number	App. Date	Patent No.	Patent Date	Status
WEI0003	United States	Chip Carrier Socket	826,968	01/28/92	5,205,756	4/27/93	Issued
WEI0005	United States	Chip Carrier Socket	667,470	03/11/91	5,114,358	05/19/92	Issued
WEI0006	Hong Kong	Leadless Chip Carrier Socket	0920719	10/31/90	Issued
WEI0006	South Korea	Leadless Chip Carrier Socket	86-6942	08/22/86	94414	01/17/96	Issued
WEI0006	Singapore	Leadless Chip Carrier Socket	1066/91	12/17/91	9191066-1	01/14/92	Issued
WEI0006.01	United States	Leadless Chip Carrier Socket	08/406,734	03/20/95	Re. 35,693	12/16/97	Issued
WEI0009	United States	Zero Insertion Socket with Normally Closed Contacts	135,731	12/21/87	4,836,798	06/06/89	Issued
WEI0010	United States	Modular Socket for an Integrated Circuit	07/426,302	10/24/89	5,074,798	12/24/91	Issued
WEI0011	Japan	Chip Connector	62-049878	03/04/87	2514650	04/30/96	Issued
WEI0011	United States	Chip Connector	847,932	04/03/86	4,678,255	07/07/87	Issued
WEI0012	United States	Burn-In Socket	057,438	05/14/93	5,409,392	04/25/95	Issued
WEI0013	Malaysia	Latching IC Connector	PI9200395	03/12/92	MY 107743A	06/15/96	Issued
WEI0013	Singapore	Latching IC Connector	9592057-5	03/11/92	9592057-5	03/29/96	Issued
WEI0013	United States	Latching IC Connector	670,741	03/15/91	5,120,238	06/09/92	Issued
WEI0014	United States	Latching IC Connector	019,552	02/19/93	5,387,120	02/07/95	Issued
WEI0017	Singapore	Single Piece Integrated Circuit Carrier	304/86	07/14/82	8690304-4	03/31/86	Issued
WEI0019	Japan	Socket for Positioning and Installing an Integrated Circuit Chip on a Flexible Connector Sheet	10-549572	05/15/98	Pending
WEI0019	South Korea	Socket for Positioning and Installing an Integrated Circuit Chip on a Flexible Connector Sheet	99-7000248	01/14/99	Pending
WEI0019	United States	Socket for Positioning and Installing an Integrated Circuit Chip on a Flexible Connector Sheet	08/857,239	05/16/97	6,162,066	12/19/00	Issued
WEI0020	United States	Test Contactor	08/929,956	09/15/97	5,990,693	11/23/99	Issued
WEI0021	United States	Test Socket for Electronic Module	08/942,505	10/02/97	6,045,370	04/04/00	Issued
WEI0022.01	United States	Socket for Positioning and Installing an Integrated Circuit on a Circuit Board	09/299,375	04/27/99	6,162,080	12/19/00	Issued
WEI0023	China	Vertically Actuated BGA Socket	99813026.5	09/23/99	Pending
WEI0023	Europe	Vertically Actuated BGA Socket	99954612.0	09/23/99	Pending
WEI0023	Hong Kong	Vertically Actuated BGA Socket	01107889.9	09/23/99	Pending
WEI0023	Japan	Vertically Actuated BGA Socket	2000-571728	09/23/99	Pending
WEI0023	South Korea	Vertically Actuated BGA Socket	102001700365	09/23/99	Pending
WEI0023	Singapore	Vertically Actuated BGA Socket	200101706-0	09/23/99	Pending
WEI0023	Taiwan	Vertically Actuated BGA Socket	88116263	09/22/99	135283	10/23/01	Issued
WEI0023.01	United States	Vertically Actuated BGA Socket	09/404,489	09/23/99	Pending
WEI0024	United States	Integrated Circuit Test Socket Having Torsion Wire Contacts	09/285,233	04/01/99	6,217,341	04/17/01	Issued
WEI0025.04	United States	Chip Carrier Socket	09/565,603	05/04/00	Pending
WEI0026	Patent Cooperation Treaty	Chip Carrier Socket	PCT/US01/40560	04/20/01	Pending
WEI0026.01	United States	Chip Carrier Socket	09/839,257	04/20/01	Pending